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                                                                   Exhibit 10.16

                            INDEMNIFICATION AGREEMENT

       THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into effective as of March 21, 2000 between Paper Warehouse, Inc., a Minnesota corporation ("PAPER WAREHOUSE"), and Yale T. Dolginow ("Dolginow").
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       A.     Fleet Retail Finance, Inc ("FLEET") has agreed to provide Paper
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Warehouse with additional borrowing capacity under a revolving line of credit if
Dolginow causes a $1.2 million standby letter of credit to be issued in favor of Fleet.

       B. As an inducement for Dolginow to issue such $1.2 million standby letter of credit in favor of Fleet (the "LETTER OF CREDIT"), Paper Warehouse has agreed to indemnify Dolginow as set forth in this Agreement for any liability he may have as a result of such arrangement.

       Accordingly, Paper Warehouse and Dolginow hereby agree as follows:

       1.     INDEMNIFICATION. Paper Warehouse agrees to indemnify and hold
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harmless Dolginow, his heirs, personal representatives, executors and agents, from and against any and all losses, claims, damages, expenses and liabilities (or actions in respect thereof) (collectively, "INDEMNIFIABLE LOSSES"), as they
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may be incurred (including all legal fees and other reasonable expenses)
suffered or incurred by Dolginow (including in settlement of any action, suit or proceeding, if such action is settled with Paper Warehouse's consent) caused by, relating to, based upon or arising out of the Letter of Credit, including without limitation the foreclosure of any collateral pledged by Dolginow in connection with the Letter of Credit. Paper Warehouse further agrees to pay interest on any such Indemnifiable Losses at a fixed rate of ten percent (10%) per annum (computed on the basis of the actual number of days elapsed in a year consisting of 365 days) (which interest will be considered to be part of the Indemnifiable Losses).

       2.     NOTICE OF RIGHT TO INDEMNIFICATION. Dolginow agrees to notify
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Paper Warehouse promptly in writing upon Dolginow being required to pay any amount in connection with the Letter of Credit; provided, however, that the failure of Dolginow to give such notice promptly will not relieve Paper Warehouse from any liability that it may have to Dolginow under this Agreement.

       3.     TERM OF AGREEMENT. This Agreement will continue until and
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terminate upon the later of (i) the full and complete release of any and all obligations that Dolginow might have in connection with the Letter of Credit, or
(ii) the final termination (as to which all rights of appeal have been exhausted or lapsed) of all pending proceedings in respect of which Dolginow is indemnified hereunder.

       4.     MISCELLANEOUS.
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              (a)    REMEDIES CUMULATIVE. The remedies provided in this
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       Agreement are cumulative and will not preclude assertion by Dolginow of any rights or the seeking of any other remedies against Paper Warehouse.


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              (b)    AMENDMENTS AND WAIVER. No supplement, modification or
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       amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

              (c)    NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement
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       will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

              (d)    SUCCESSORS AND ASSIGNS. This Agreement will be binding upon
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       and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Paper Warehouse), spouses, heirs and personal and legal representatives.

              (e)    NOTICE. All notices, requests, demands and other
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       communications under this Agreement must be in writing and will be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom such notice or other communication was directed, on the date of delivery, or (ii) if mailed by certified or registered mail or by express mail, postage prepaid and properly addressed, on the third business day after the date on which it is so mailed. Unless subsequently modified as provided herein, notice to Paper Warehouse will be directed to Paper Warehouse, Inc., 7630 Excelsior Boulevard, Minneapolis,
       Minnesota 55426 (Attn: Chief Financial Officer), and notice to Dolginow will be directed to 6404 Harold Woods Lane, Edina, Minnesota 55436.

              (f)    GOVERNING LAW. This Agreement will be governed by and
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       construed and enforced in accordance with the law of the State of
       Minnesota applicable to contracts made to be performed in such state without giving effect to the principles of conflicts of laws.

       The parties have executed this Agreement on the day and year first above written.

PAPER WAREHOUSE, INC.                     YALE T. DOLGINOW


By: /s/ Arthur H. Cobb                    /s/ Yale T. Dolginow
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   Arthur H. Cobb       , a director      (signature)
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